UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

EVERCORE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32975	20-4748747
(Commission File Number)	(I.R.S. Employer Identification No.)

55 East 52nd Street New York, New York	10055
(Address of Principal Executive Offices)	(Zip Code)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	EVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2021, the Board of Directors (the “Board”) of Evercore Inc. (the “Company”) appointed Celeste Mellet Brown as its Chief Financial Officer, effective September 1, 2021. She will succeed Robert B. Walsh, who will be retiring from the Company on December 31, 2021. Ms. Mellet Brown will become a Senior Managing Director of Evercore on July 1, 2021 allowing her to work with Mr. Walsh, both before and after assuming the role of CFO, to ensure a seamless transition.

Pursuant to her employment agreement, Ms. Mellet Brown will receive an annual base salary of $500,000 and an annual guaranteed incentive bonus of $3.75 million for each of fiscal years 2021 and 2022. In addition, the Board has approved a grant of a restricted stock unit award with a value of $2.6 million, which will vest in 25% installments on each of the first four anniversaries of Ms. Mellet Brown’s start date. An additional restricted stock unit award may be issued in the event the amount of deferred compensation forfeited by Ms. Mellett Brown at her current employer is determined by the Company to exceed $600,000. Ms. Mellet Brown will also be required to enter into a standard confidentiality, non-solicitation, non-competition and proprietary information agreement. There are no related-party transactions in which Ms. Mellet Brown or any of her immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Mellet Brown, 44, brings more than 20 years of industry experience, most recently serving as Executive Vice President and Chief Financial Officer of Fannie Mae, where she was responsible for financial management functions, including controllers, treasury, asset/liability management and financial reporting, planning and analysis. She also had oversight for corporate strategy, including strategic planning and research. Prior to joining Fannie Mae, Ms. Mellet Brown spent 18 years at Morgan Stanley, where she served in a variety of roles, most recently as Global Treasurer, and before that as Head of Investor, Creditor and Counterparty Relations and as an Equity Research Analyst. She began her career as an investment banker at BT Alex Brown and earned a Bachelor of Arts in Economics from Princeton University.

The above description of Ms. Mellet Brown’s employment is qualified in its entirety by reference to the copy of her employment agreement filed herewith as Exhibit 10.1 and incorporated herein by reference. The full text of the press release announcing Ms. Mellet Brown’s appointment is filed herewith as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Evercore Inc. and Celeste Mellet Brown, dated May 26, 2021

99.1	Press Release of Evercore Inc., dated May 28, 2021

101	The cover page information is formatted in Inline XBRL

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCORE INC.

/s/ Jason Klurfeld
By: Jason Klurfeld
Title: General Counsel

Date: May 28, 2021